UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Ebix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Ebix, Inc.
Five Concourse Parkway
Suite 3200 Atlanta, GA 30328
November 20, 2009
Dear Stockholder:
On behalf of our Board of Directors, I cordially invite you to attend a special meeting (the “Special Meeting”) of Stockholders of Ebix, Inc. to be held at 11:00 a.m., Eastern Daylight Time, on December 21, 2009, at our Atlanta office, located at Five Concourse Parkway, Suite 114, Atlanta, Georgia 30328.
At the Special Meeting, Stockholders will be asked to consider and approve an amendment to our Certificate of Incorporation increasing the number of outstanding shares of our common stock from 20 million to 60 million shares. This will be the only business conducted at the meeting, and it is described in detail in the attached notice of meeting and proxy statement. Also included is a proxy card and postage paid return envelope.
It is important that your shares are represented and voted at the Special Meeting, regardless of the size of your holdings. Whether or not you plan to attend, please complete and return the enclosed proxy to ensure that your shares will be represented at the Special Meeting. If you attend the meeting, you may withdraw your proxy by voting in person.

Sincerely,

Robin Raina
Chairman of the Board and
Chief Executive Officer

Ebix, Inc.
FIVE CONCOURSE PARKWAY, SUITE 3200
ATLANTA, GA 30328

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 21, 2009

Notice is hereby given that the Special Meeting of Stockholders of Ebix, Inc. will be held at our Atlanta office, located at Five Concourse Parkway, Suite 114 in Atlanta, GA, at 11:00 a.m., Eastern Daylight Time, on December 21, 2009, and at any adjournments or postponements thereof, for the following purpose:
To amend the Company’s Certificate of Incorporation to increase the Company’s number of authorized shares of common stock from 20,000,000 to 60,000,000.
Our Board of Directors has fixed the close of business on October 26, 2009, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.
Important notice regarding the availability of proxy materials for the Special Meeting to be held on December 21, 2009. The Proxy Statement and the accompanying proxy materials are also available at http://www.ebix.com/invhome.aspx
Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy in the envelope provided.

By Order of the Board of Directors

Robin Raina
Chairman of the Board and
Chief Executive Officer
Dated: November 20, 2009

Ebix, Inc.
FIVE CONCOURSE PARKWAY, SUITE 3200
ATLANTA, GA 30328

(678) 281-2020

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION
We are providing these proxy materials to you in connection with the solicitation of proxies for the Special Meeting of our stockholders to be held at 11:00 a.m. Eastern Standard Time on December 21, 2009, and any adjournment or postponement of the Special Meeting. In this proxy statement, we refer to Ebix, Inc., as “Ebix,” the “Company,” “we,” or “us.”
We intend to mail this proxy statement and accompanying proxy card to our stockholders starting on or about November 20, 2009.
VOTING INFORMATION
Record Date
Only stockholders of record as of the close of business on October 26, 2009, which is the record date for the Special Meeting, are permitted to vote their shares on the proposal being submitted for consideration at the Special Meeting. As of October 26, 2009, we had 11,471,408 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the meeting.
Voting and Revocation of Proxies
Your Vote Is Important.
We encourage you to vote promptly. Internet and telephone voting is available through 5:00 p.m. Eastern time on December 17, 2009, for all shares held of record. You may vote in one of the following ways:
By Internet:
You can vote your shares by Internet. The proxy card indicates the website and control number you need to access Internet voting. You may vote by Internet 24 hours a day. The website has easy to follow instructions and you will be able to confirm that the system has properly recorded your votes. If you are an owner in street name, please follow the Internet voting instructions that accompany the notice from your broker.
By Telephone:
If you are located in the U.S., you can vote your shares by calling the toll-free number 1-866-390-5268 or other number provided in the instructions from your broker. As with Internet voting, holders of record may vote by telephone 24 hours a day. The telephone voting system also has easy-to-follow instructions and, as with Internet voting, allows you to confirm that the system has properly recorded your votes.

By Mail:
You can vote by marking, dating, signing the proxy card and returning it by mail in the enclosed postage-paid envelope. Although we have no intention to currently do so, we may also elect, depending on the circumstances, to send you a physical printed proxy card or elect to have the holder of record send you physical printed voting instructions. If you hold your shares in street name and you have requested physical delivery of printed materials by mail from your broker, please complete and mail the voting instruction card.
At The Special Meeting:
The way you vote your shares now will not limit your right to change your vote at the Special Meeting if you attend in person. If you hold your shares in street name, you must obtain a physical proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting.
All shares that have been properly voted and not revoked will be voted at the meeting. If you fail to completely vote during Internet or telephone voting or if you sign and return a proxy card without any voting instructions, your shares will be voted as the board of directors recommends.
Revocation Of Proxies:
You can revoke your proxy at any time before your shares are voted if you: (1) send a written notice to our Secretary indicating that you want to revoke your proxy; or (2) deliver to our Secretary a duly executed proxy (or voting instructions if you hold your shares in street name) bearing a later date, which revokes all previous proxies; or (3) attend the meeting in person, give written notice of revocation to the secretary of the meeting prior to the voting of your proxy and vote your shares in person, although your attendance at the meeting will not by itself revoke your proxy.
Quorum and Required Vote:
We will have a quorum and will be able to conduct the business of the Special Meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the meeting, either in person or by proxy.
Vote Required for Proposals:
The amendment to the Company’s Certificate of Incorporation to increase the Company’s number of authorized shares of common stock from 20,000,000 to 60,000,000 requires a majority of the shares of common stock that are present in person or represented by proxy.
Routine And Non-Routine Proposals:
NASDAQ rules determine if a proposal presented at a meeting of stockholders is routine or not routine.
If a proposal is routine, a broker or other entity holding shares for an owner in street name may vote for the proposal without voting instructions from the owner.
If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. A broker non-vote occurs when the broker or other entity is unable to vote on a proposal because the proposal is not routine and the owner does not provide any instructions.
Under NASDAQ rules, the amendment of a Company’s Certificate of incorporation to increase the number of authorized shares is not a routine item.
How We Count Votes:
In determining whether we have a quorum, we count abstentions and broker non-votes as present and entitled to vote.

In counting votes on the proposals:
•	In tabulating whether the proposal to amend the Company’s Certificate of Incorporation has received majority of votes of the Company’s outstanding shares, it should be noted that abstentions are counted in tabulations of the votes cast and thus have the same effect as a vote against a proposal, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.
Voting Shares
All shares represented by properly executed proxies received by the Board of Directors pursuant to this solicitation will be voted in accordance with the holder’s directions specified on the proxy. If no directions have been specified by marking the appropriate places on the accompanying proxy card, the shares will be voted in accordance with the Board’s recommendation which is:
FOR the amendment of the Company’s Certificate of Incorporation to increase the Company’s number of authorized shares from 20,000,000 to 60,000,000.
PROPOSAL 1. AMENDMENT OF CERTIFICATE OF INCORPORATION
Introduction
Our Certificate of Incorporation currently authorizes the issuance of 20,000,000 shares of common stock, par value $0.10. As of the Record Date 11,471,408 shares of common stock were outstanding.
Description of the Amendment
On October 10, 2009, our Board of Directors unanimously approved an amendment to Article IV of the Certificate of Incorporation (the “Amendment”), subject stockholder approval, to increase the number of shares of common stock authorized for issuance under the Certificate of Incorporation from 20,000,000 to a total of 60,000,000 shares. A copy of the Amendment increasing authorized common stock is attached to this Proxy Statement as Annex A. The information in this proxy statement is qualified in its entirety by the complete text of the Amendment.
If the Amendment is approved by a majority of our outstanding share of common stock, it will become effective upon its filing with the Secretary of State of the State of Delaware. The Company expects to file the Amended with the Secretary of State of the State of Delaware very shortly after its approval by stockholders. The authorized but unissued shares of common stock would be available for issuance from time to time for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further action by the stockholders, except for those instances in which applicable law or stock exchange rules require stockholder approval. The additional shares of authorized common stock, when issued, would have the same rights and privileges as the shares of common stock currently issued and outstanding.
Pursuant to the current proposal, the last sentence of the first paragraph of Article Fourth of the Certificate of Incorporation would be amended and restated in its entirety. This article currently provides that:
The total number of shares of Common Stock authorized to be issued is 20,000,000 and each such shares will have a par value of ten cents ($.10).
As amended and restated, the last sentence of the first paragraph of Article Fourth of the Certificate of Incorporation is proposed to read as follows:
The total number of shares of Common Stock authorized to be issued is 60,000,000 and each such shares will have a par value of ten cents ($.10).

Purposes of the Amendment
The primary purpose of the Amendment is to provide enough additional authorized shares so that the Company can conduct a three to one forward split of outstanding common stock which will be effected in the form of a stock dividend in which stockholders on the record date for the stock dividend will receive two additional shares of common stock for each share they hold on such date (the “Stock Dividend.”) In accordance with the Company’s Certificate of Incorporation and By-laws a stockholder vote is not required for the Stock Dividend. Other purposes for which additional shares of common stock which may be used by us include: (i) to increase the number of shares available to holders of convertible debt, to holders of convertible preferred stock, options and warrants granted prior to or after the date hereof, (ii) to establish additional employee compensation plans or to increase the shares available under current plans, (iii) for issuance in connection with future financing activities of the Company, including public and private offerings of the common stock or upon conversion of other equity or debt securities, (iv) for issuance in connection with future corporate acquisitions, or (v) other corporate purposes.
Upon the effective date of the Amendment, we will have approximately 48,528,592 shares of common stock authorized and available for future issuance. If the proposed Amendment of the Certificate of Incorporation is approved, the Board of Directors plans to approve and set a record for the Stock Dividend. Other than the Stock Dividend or as permitted or required under our existing contractual obligations and outstanding options, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of common stock for any purposes.
The Board of Directors believes that the increase in the number of authorized shares of common stock will make a sufficient number of shares available, should we decide to use our shares for one or more of such previously mentioned purposes or otherwise. We reserve the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the Board of Directors.
Other Potential Effects of the Amendment
Upon filing the Amendment, the Board of Directors may cause the issuance of additional shares of common stock without further vote of our stockholders, except as provided under the Delaware General Corporation Law (or any national securities exchange on which shares of our common stock are then listed or traded). Under our Certificate of Incorporation, our stockholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership of common stock. In addition, if the Board of Directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and holdings of current stockholders.
In addition to the corporate purposes discussed above, the Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, the existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Board Recommendation
The Board of Directors unanimously recommends that stockholders vote FOR the adoption of the amendment to the Certificate of Incorporation to increase the number of authorized shares of our common stock from 20 million to 60 million. The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Special Meeting will be necessary for the approval of such amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

	Common Stock
		Percent of
Name of Beneficial Owner(1)	Ownership	Class
Fidelity Management and Research Company (2)	1,076,991	9.39%
Rennes Foundation (3)	1,058,031	9.22%
Luxor Capital Group, LP (4)	859,088	7.49%
Ashford Capital Management, Inc. (5)	668,150	5.82%
Robin Raina (6)	1,342,541	11.70%
Robert F. Kerris (7)	—	*	%
Pavan Bhalla (8)	37,125	*	%
Hans Ueli Keller (9)	31,950	*	%
Hans U. Benz (10)	27,000	*	%
Neil D. Eckert (11)	27,000	*	%
Rolf Herter (12)	27,000	*	%

All directors, executive officers and nominees as a group (7 persons)		13.01%

*	Less than 1%.

(1)	The following table sets forth, as of October 26, 2009, the ownership of our common stock by each of our directors, by each of our named executive officers, by all of our current executive officers and directors as a group, and by all persons known to us to be beneficial owners of more than five percent of our common stock. The information set forth in the table as to the current directors, executive officers and principal stockholders is based, except as otherwise indicated, upon information provided to us by such persons. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares shown below as beneficially owned by such person.

(2)	Ownership consists of shares of our common stock beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC (“Fidelity”), in its capacity as an investment advisor, as disclosed on its joint Schedule 13G/A, dated June 9, 2009, as filed with the SEC. Fidelity reports that sole dispositive power resides in Edward C. Johnson, III and FMR LLC. The address of Fidelity is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	The address of the Rennes Foundation is Aeulestrasse 38, FL 9490 Vaduz, Principality of Liechtenstein. The address and information set forth in the table as to this stockholder are based on a Schedule 13G filed by this stockholder on April 2, 2008.

(4)	Ownership consists of shares of the Company’s common stock beneficially owned by Luxor Capital Partners, LP, Luxor Capital Partners Offshore, Ltd., Luxor Capital Group, LP, Luxor Management, LLC, LCG Holdings, LLC and Christian Leone (collectively “Luxor”), as investment managers and investment advisers as disclosed on its joint filing on Schedule 13G dated June 30, 2009 as filed with the SEC. Luxor reports that it has shared voting power with respect to 859,088 shares and shared investment power as to 859,088 shares. The address of Luxor Capital Partners, LP, Luxor Capital Group, LC, Luxor Management, LLC, LCG Holdings, LLC and Christian Leone is 767 Fifth Avenue, 19th Floor, New York, New York 10153, and the address of Luxor Capital Partners Offshore, Ltd. is M&C Corporate Services Limited, P.O. Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

(5)	The address of Ashford Capital Management, Inc. is P. O. Box 4172, Wilmington, Delaware 19807. The address and information set forth in the table as to this stockholder are based on a Schedule 13G filed by this stockholder on February 14, 2009. Ashford Capital Management Inc. has the sole power to direct the vote of 688,150 shares of our stock, the shared power to vote none of our shares of common stock, the sole power to dispose or to direct the disposition of 633,150 shares of our common stock and the shared power to dispose or direct the disposition of none of our shares of common stock.

(6)	Mr. Raina’s ownership includes 91,484 shares of restricted stock as well as options to purchase 1,230,003 shares of our common stock which are exercisable as of October 26, 2009, or that will become exercisable within 60 days after that date. The address of Mr. Raina is 5 Concourse Parkway, Suite 3200, Atlanta, Georgia 30328.

(7)	Mr. Kerris’ ownership includes 0 shares of restricted stock as well as options to purchase 0 shares of our common stock which are exercisable as of October 26, 2009, or that will become exercisable within 60 days after that date.

(8)	Mr. Bhalla’s ownership includes options to purchase 26,055 shares of our common stock which are exercisable as of October 26, 2009, or that will become exercisable within 60 days after that date.

(9)	Mr. Keller’s ownership includes options to purchase 20,880 shares of our common stock which are exercisable as of October 26, 2009, or that will become exercisable within 60 days after that date.

(10)	Mr. Benz’s ownership includes options to purchase 15,930 shares of our common stock which are exercisable as of October 26, 2009, or that will become exercisable within 60 days after that date.

(11)	Mr. Eckert’s ownership includes options to purchase 15,930 shares of our common stock which are exercisable as of October 26, 2009, or that will become exercisable within 60 days after that date.

(12)	Mr. Herter’s ownership includes options to purchase 15,930 shares of our common stock which are exercisable as of October 26, 2009, or that will become exercisable within 60 days after that date.
COST OF SOLICITATION
We will pay for the cost of soliciting proxies, which also includes the preparation, printing, mailing and tabulation of this proxy statement. We will solicit proxies primarily through the mail, but certain of our directors and employees may also solicit proxies by telephone, telegram, telex, telecopy or personal interview. Employees who solicit proxies for us will not receive any additional pay for their services other than their regular compensation. BNY Mellon Investor Services (“Mellon”), our transfer agent, and Mediant Communications (“Mediant”), our proxy agent will assist us in the solicitation of proxies from brokers and nominees. We do not anticipate the fees paid to either Mellon or Mediant, will be greater than standard market rates, individually.
ADDITIONAL INFORMATION
Where You Can Find Additional Information
We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this information statement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Ebix, Inc, Five Concourse Parkway, Atlanta, Georgia 30328 (Attn: Robert F. Kerris, Chief Financial Officer and Corporate Secretary), telephone number (678) 281-2028.
For further information about us, you may read and copy the above filings, together with annual and special reports and other information we file with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, at the SEC’s public reference room at Room 1580, 100 F. Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of our filings from the public reference room by calling (202) 942-8090. The SEC maintains a web site (www.sec.gov) that contains the reports, proxy and information statements and other information regarding companies that file electronically with the SEC such as us.
Independent Registered Public Accounting Firm
Cherry, Bekaert & Holland, L.L.P. was engaged to perform the Company’s annual audit for the fiscal year ended December 31, 2008 and is expected to continue to provide audit services to the Company for fiscal 2009. It is anticipated that representatives of Cherry, Bekaert & Holland, L.L.P. will be available or present at the Special Meeting to respond to appropriate questions and to make a statement if such representatives so desire.

Other Business
We know no other matters to be submitted to the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board recommends.

By Order of the Board of Directors

Robin Raina
Chairman of the Board and
Chief Executive Officer
Dated: November 20, 2009

ANNEX A
PROPOSED AMENDMENT TO THE FIRST PARAGRAPH OF
ARTICLE IV, OF THE RESTATED
CERTIFICATE OF INCORPORATION OF EBIX, INC. INCREASING
AUTHORIZED COMMON STOCK, AS APPROVED BY THE BOARD OF DIRECTORS
ON OCTOBER 10, 2009
RESOLVED, that, subject to stockholder approval at a special meeting of stockholders of the Corporation, the last sentences of the first paragraph of Article 4 shall be deleted in its entirety and inserting in their place shall be the following:
“The total number of shares of Common Stock authorized to be issued is 60,000,000 and each such shares shall have a par value of ten cents ($.10).”

SPECIAL MEETING OF EBIX Inc. Date: _____ , December _____ , 2009 Time: 11:00 am local time Place: Ebix Inc. Headquarters — Five Concourse Parkway, Suite 114, Atlanta, GA 30328 Please make your marks like this: Use dark black pencil or pen only The Board of Directors Recommends that you Vote FOR the following: 1: The amendment of Ebix’s Certificate of Incorporation to increase Ebix’s authorized shares of common stock from 20,000,000 to 60,000,000. FOR AGAINST ABSTAIN To attend the meeting and vote your shares in person, please mark this box. Authorized Signatures — This section must be completed for your instructions to be executed. Please Sign Here Please Date Above _____ Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Please separate carefully at the perforation and return just this portion in the envelope provided. Special Meeting of EBIX Inc. to be held on _____ , December _____ , 2009 for Holders as of October 26, 2009 This proxy is being solicited on behalf of the Board of Directors VOTED BY: INTERNET TELEPHONE Go To 866-390-5268 www.proxypush.com/ebix • • Use any touch-tone telephone. Cast your vote online. OR • Have your Voting Instruction Form ready. • View Meeting Documents. • Follow the simple recorded instructions. MAIL OR • Mark, sign and date your Voting Instruction Form. • Detach your Voting Instruction Form. • Return your Voting Instruction Form in the postage-paid envelope provided. All votes must be received by 5:00 p.m., Eastern Time, December _____ , 2009 PROXY TABULATOR FOR EBIX INCORPORATED P.O. BOX 8016 CARY, NC 27512-9903 EVENT # CLIENT #

Revocable Proxy — Ebix Inc. Special Meeting of Shareholders December _____ , 2009 This Proxy is Solicited on Behalf of the Board of Directors This proxy is revocable and will be voted as directed, but if no instructions are specifi ed, this proxy will be voted: (CONTINUED AND TO BE SIGNED ON REVERSE SIDE) Please separate carefully at the perforation and return just this portion in the envelope provided.